SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 10, 2004

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804

(Address of principal executive officers) (Zip Code)

Registrant’s telephone number, including area code: 260-459-3553

(Former name or former address, if changed since last report)
Not Applicable

Item 5. Other Events and Regulation FD Disclosure.

Steel Dynamics, Inc. is soliciting shareholder approval of the Steel Dynamics, Inc. Employee Stock Purchase Plan (the “Plan”) at Steel Dynamics’ Annual Meeting of Shareholders scheduled to be held on May 20, 2004, pursuant to Item No. 3 in Steel Dynamics’ proxy statement filed with the Securities and Exchange Commission on April 5, 2004. Steel Dynamics has agreed that, after approval of such Plan at its Annual Meeting of Shareholders, and notwithstanding the ten year term of the Plan, no more than 500,000 shares will be purchased on the open market with the proceeds of the company’s matching contributions without obtaining further approval from Steel Dynamics’ shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Tracy L. Shellabarger
Date: May 10, 2004	By:	Tracy L. Shellabarger

Title: Secretary